UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2011

Tibet Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-35038	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1701, 17/F
90 Jaffe Rd.
Wanchai, Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (852) 9798 5569

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

Engagement of New Auditor

On a Form 8-K filed on September 12, 2011, Tibet Pharmaceuticals, Inc. (“Registrant”) announced that its independent certifying accountant for its two most recent fiscal years and subsequent interim period, Acquavella, Chiarelli, Shuster, Berkower & Co., LLP, resigned as its independent registered public accounting firm, effective September 6, 2011.

On October 14, 2011, the Registrant and Sherb & Co., LLP (“Sherb”) signed an engagement letter confirming that Sherb will act as Registrant’s independent registered public accounting firm to provide accounting services for the Registrant’s fiscal year ending December 31, 2011.  The appointment of Sherb was approved by the Audit Committee of the Registrant’s Board of Directors.

During the years ended December 31, 2009 and 2010 and through October 14, 2011, neither the Registrant nor anyone on its behalf consulted Sherb regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1) of Regulation S-K (there being none).

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not Applicable.

(b)	Pro forma financial information.
Not Applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Press Release dated October 18, 2011, titled “Tibet Pharmaceuticals Announces Appointment of Sherb & Co., LLP as New Independent Auditor.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tibet Pharmaceuticals, Inc.

Date: October 18, 2011	By:	/s/ Hong Yu
Hong Yu
Chief Executive Officer

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press Release dated October 18, 2011, titled “Tibet Pharmaceuticals Announces Appointment of Sherb & Co., LLP as New Independent Auditor.”